Exhibit 10.53

FIRST AMENDMENT TO

EXELON CORPORATION

EXECUTIVE DEATH BENEFITS PLAN

WHEREAS, Exelon Corporation, a Pennsylvania corporation (the “Company”), has adopted and maintains a supplemental death benefits plan for the benefit of selected executives titled “Exelon Corporation Executive Death Benefits Plan” (the “Plan”); and

WHEREAS, the Company desires to amend the Plan (a) to freeze participation in the Plan, and (b) to provide a gross-up payment upon distribution of an insurance policy to a participant in the Plan.

NOW, THEREFORE, RESOLVED, that pursuant to the power of amendment contained in Section 7.1 of the Plan, the Plan is amended, effective January 1, 2006, as follows:

1. Article 1 of the Plan is amended by inserting the following new sentence at the end thereof:

Participation in the Plan is frozen as of January 1, 2006 and an individual who is not a Participant as of January 1, 2006 shall not be a Participant at any time.

2. Subdivision (H) of Article 2 is amended by adding the following new sentence at the end thereof:

An individual who is not a Participant as of January 1, 2006 shall not be a Participant at any time.

3. Section 3.1 of the Plan is amended by adding the following new sentence at the end thereof:

An individual who is not a Participant as of January 1, 2006 shall not be a Participant at any time.

4. Section 4.4 of the Plan is amended by adding the following new sentence immediately after the first sentence contained therein:

In addition to distributing the Policy to the Participant, a payment shall be made in an amount (the “Gross-Up Payment”) such that after payment by the Participant’s Beneficiary of all taxes on income attributable to the distribution of the Policy, including, without limitation, any income taxes imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to all incomes taxes imposed upon the income attributable to the distribution of the Policy.

IN WITNESS WHEREOF, Exelon Corporation has caused this Amendment to be executed by its duly authorized officer on this      day of                                 , 2006.

EXELON CORPORATION

By:

Title:

Attest:

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